Exhibit 10.3

Amendment No. 1 to Engagement Agreement

This Amendment No. 1 (the “Amendment No. 1”) dated as of March 13, 2026 relates to that certain Engagement Agreement dated as of January 8, 2026 (the “Engagement Agreement”), by and between Jayud Global Logistics Limited (the “Company”), and FT Global Capital, Inc. (“FT Global”). Capitalized term used herein and not otherwise defined herein shall have the respective meaning set forth in the Engagement Agreement.

WHEREAS, the Company and FT Global wish to clarify the parties’ intent with respect to certain compensation provisions of the Engagement Agreement as set forth below, and

NOW THEREFORE, in consideration of the foregoing recitals and in further consideration of the mutual covenants and agreements hereinafter contained, receipt and sufficiency of which consideration has been acknowledged by the parties hereto, the Company and FT Global hereby agree as follows:

1.	In connection with a contemplated offering of the Company’s securities to be closed in March 2026 (the “March 2026 Offering”) sourced from the Company’s investors (the “Company Investors”), the Company shall pay to the Placement Agent a cash placement fee upon Closing in an amount equal to four percent (4%) of the total amount of capital received by the Company from the sale of its securities to the Company Investors in the March 2026 Offering. The parties understand and agree that the foregoing compensation arrangement is solely with respect to the consummation of the March 2026 Offering.

2.	Section 1(C) of the Engagement Agreement is hereby amended and restated in its entirety to read as follows:

“The Placement Agent shall be entitled to a Placement Agent Fee, each calculated in the manner provided in Section 1(A), with respect to any public or private offering of securities or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is provided, directly or indirectly, to the Company or its affiliates by any persons or entities (including any entities under common management or having a common investment advisor) that the Placement Agent has contacted on behalf of the Company during the Term of this Agreement or persons or entities that the Placement Agent had “wall-crossed” during the Term of this Agreement, if such Tail Financing is consummated at any time within the 9-month period following the termination or expiration of this Agreement (the “Tail Period”). No later than ten (10) business days after termination or expiration of this Agreement, the Placement Agent will provide by electronic mail a written list of such persons or entities that the Placement Agent had contacted on behalf of the Company or “wall-crossed” during the Term of this Agreement, which list shall be deemed to include entities under common management or having a common investment advisor with the entities included on such list, provided, however, that such list shall be limited to no more than fifteen (15) institutional investors introduced by the Placement Agent.”

1.	Except as expressly modified and superseded by this Amendment No. 1, the parties hereto hereby ratify and confirm the Engagement Agreement in every respect, and agree that the Engagement Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto in accordance with its terms.

2.	This Amendment No. 1 may be executed in one or more counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same instrument. The facsimile signature of any party to this Amendment No. 1 shall constitute the valid and binding execution hereof by such party.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized officers designated below on the date and year first above written.

JAYUD GLOBAL LOGISTICS LIMITED		FT GLOBAL CAPITAL, INC.

By:	/s/ Xiaogang Geng	By:	/s/ Patrick Ko
Name:	Xiaogang Geng	Name:	Patrick Ko
Title:	Chairman and CEO	Title:	President and CEO

Signature Page to

Amendment No. 1 to the Engagement Agreement